SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

DILIGENT BOARD MEMBER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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39 West 37th Street, 8th Floor
New York, NY 10018

April 28, 2009

To the Shareholders of Diligent Board Member Services, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Diligent Board Member Services, Inc. (the "Company") to be held on May 29, 2009, at 11:00 a.m., New Zealand local time, at the Conference Centre, AUT Tech Park, Ground Floor, Stephenson House, 585 Great South Road, Penrose, Auckland, New Zealand.  At this important meeting you will be asked to vote on the following proposals:

1.
The election of five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009;

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Attached you will find a Notice of Annual Meeting of Shareholders, the Company’s proxy statement and a proxy card for the Annual Meeting.

Your Vote Is Important.  Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card.

We thank you for your prompt attention to this matter and appreciate your continuing support.

Sincerely yours,

Alessandro Sodi
President & Chief Executive Officer

DILIGENT BOARD MEMBER SERVICES, INC.

Notice of Annual Meeting of Shareholders
To be held May 29, 2009

TO THE SHAREHOLDERS OF DILIGENT BOARD MEMBER SERVICES, INC.:

Diligent Board Member Services, Inc., a Delaware corporation, will hold its Annual Meeting of Shareholders on May 29, 2009, at 11:00 a.m., New Zealand local time, at the Conference Centre, AUT Tech Park, Ground Floor, Stephenson House, 585 Great South Road, Penrose, Auckland, New Zealand, for the following purposes:

1.
The election of five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	Ratification of the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009;

3.	The transaction of any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

We have fixed the close of business on April 14, 2009, New Zealand time, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.  If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote your shares personally at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 29, 2009, New Zealand time: The proxy statement is available at www.boardbooks.com/diligentbooks/investor-proxy.shtml.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR NZX HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Your vote is important.  Please sign, date and return the enclosed proxy card in the enclosed envelope, whether or not you plan to attend the Annual Meeting.  Sending in your proxy card now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

By Order of the Board of Directors,

Robert Norton
General Counsel and Secretary
New York, New York
April 28, 2009

DILIGENT BOARD MEMBER SERVICES, INC.

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	2

SOLICITATION	2

WHO CAN VOTE AT THE ANNUAL MEETING	3

ATTENDING THE ANNUAL MEETING	3

VOTING BY PROXY	3

VOTE REQUIRED	3

PROPOSAL ONE – ELECTION OF DIRECTORS	4

DIRECTORS AND CORPORATE GOVERNANCE	5

EXECUTIVE COMPENSATION	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	17

PROPOSAL TWO – RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.	21

OTHER BUSINESS OF THE MEETING	23

ANNUAL REPORT	23

COMMUNICATIONS FROM SHAREHOLDERS	23

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING	24

FORWARD LOOKING STATEMENTS	24

-i-

PROXY STATEMENT
DILIGENT BOARD MEMBER SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 29, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 29, 2009: This proxy statement is available at www.boardbooks.com/diligentbooks/investor-proxy.shtml.

INTRODUCTION

SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diligent Board Member Services, Inc. ("Company") to be used at an Annual Meeting of Shareholders of the Company to be held on May 29, 2009, at 11:00 a.m., New Zealand local time, at the Conference Centre, AUT Tech Park, Ground Floor, Stephenson House, 585 Great South Road, Penrose, Auckland, New Zealand ("Annual Meeting").  To obtain directions to the location of the Annual Meeting to attend and vote in person, please contact Robert Norton, Secretary of the Company, at (973) 939-9460.  The approximate date on which this proxy statement and the accompanying form of proxy card are being sent to shareholders is on or about April 28, 2009.  The Company's principal executive offices are located at 39 West 37th St., 8th Floor, New York, New York 10018.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.

At the Annual Meeting, the following matters will be considered and voted upon by the shareholders:

1.
The election of five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	Ratification of the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009;

3.	The transaction of any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

WHO CAN VOTE AT THE ANNUAL MEETING

You are entitled to vote your shares at the Annual Meeting only if our records show that you held your shares as of the close of business on the record date, which is April 14, 2009, New Zealand time.  On the record date, there were 90,440,000 shares of Company common stock ("common stock") outstanding and 30,000,000 shares of Series A Preferred Stock outstanding.

ATTENDING THE ANNUAL MEETING

If you are a shareholder of record, you may attend the Annual Meeting and vote in person, or you may vote by proxy at the Annual Meeting.  If you are a beneficial owner of common stock and your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your common stock held in street name in person at the Annual Meeting, you will have to get a written proxy authorizing you to vote from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

If the accompanying proxy card is signed and returned, your shares represented by the proxy will be voted in accordance with the specifications thereon.  If the manner of voting your shares is not indicated on the proxy card, they will be voted in favor of the proposals and in the discretion of the persons named in the proxy on any other matter that is properly presented and voted on at the Annual Meeting.  Furthermore, if you fail to designate the Chairman of the meeting or another as your proxy, then the Chairman of the meeting will vote your shares.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting.  To revoke your proxy, you must either give our corporate Secretary a written notice of revocation bearing a later date than the proxy, submit a later-dated proxy card to our corporate Secretary, or attend the Annual Meeting and vote your shares in person.  Your attendance at the Annual Meeting will not automatically revoke your proxy.

If you hold your shares in street name, please contact your broker for additional information regarding the voting of your shares.  Your broker may allow you to deliver your voting instructions via the telephone or the internet.  Please see the voting instructions form provided you by your broker.  If your shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote your shares in person.

VOTE REQUIRED

Shareholders are entitled to one vote per share on all matters presented to the Annual Meeting.  The presence in person or by proxy of the holders of a majority of the aggregate outstanding shares of common stock and the Series A Preferred Stock will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  A broker non-vote occurs when a shareholder fails to provide voting instructions to the shareholder's broker for shares held in street name.  Under these circumstances, the broker may be authorized to vote the shares on some routine items, but is prohibited from voting on other items. The items for which a shareholder's broker cannot vote without the shareholder's instructions result in a broker non-vote.

The Company does not have cumulative voting, and thus each shareholder will only be entitled to one vote per share in the election of each director nominee under Proposal One.  Each nominee must be elected by a plurality of the votes of the common shares entitled to vote on the election of the common director that are represented in person or by proxy at the Annual Meeting.  Our Series A Preferred Stock will not be entitled to vote in the election of directors under Proposal One.

For Proposal Two regarding ratification of the appointment of the Company’s independent auditors to be approved, it will require the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.  Our Series A Preferred Stock is entitled to vote together with our common stock on this matter.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that our Board of Directors will consist of between five and eleven members.  Since the last Annual Meeting of shareholders, the Company's Board of Directors was reduced from nine to six members, of which five are elected by our common shareholders at the Annual Meeting and one of which, David Liptak, has been elected by the holders of our Series A Preferred Stock.  Our Series A Preferred Stock is not entitled to vote in the election of the five directors to be elected by our common shareholders.

One of the purposes of this Annual Meeting is to elect five common directors to serve for a one-year term expiring at the annual meeting of shareholders in 2010 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of all of the directors on the Remuneration and Nominations Committee, the Board of Directors has designated Alessandro Sodi, Sharon Daniels, Peter Huljich, Rick Bettle and Mark Russell as the nominees proposed for election at the Annual Meeting by the common shareholders.

Unless authority to vote for the nominees or a particular nominee is withheld (abstention) or is voted against, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for such nominees or for the particular nominee who has ceased to be a candidate has been withheld or voted against.  Each of the nominees has indicated their willingness to serve as a director, if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends that you vote for the election of Alessandro Sodi, Sharon Daniels, Peter Huljich, Rick Bettle and Mark Russell as directors (resolutions 1 through 5 on the proxy card).

DIRECTORS AND CORPORATE GOVERNANCE

The directors, executive officers and certain significant employees of Diligent are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S−K, Item 401, within the time periods described in that regulation.

Executive Officers, Directors and Certain Significant Employees

The following table contains information with respect to our directors, executive officers and significant employees.  None of these persons have an arrangement or understanding with another person pursuant to which he or she was elected as a director, executive officer or other significant employee, respectively.  No family relationships exist among these persons, except for Sharon Daniels, who is the niece of Don Meisner and former spouse of Marc Daniels.  All have been in their respective capacity as described in their biographies below.

Name	Age	Position

Alessandro Sodi	49	Chief Executive Officer, President and Director
Sharon Daniels	46	Chief Marketing Officer and Director
Hunter Cohen	52	Chief Financial Officer
Kevin Lawler	59	Director of Finance, New Zealand
Marc Daniels	51	EVP, Licensing
Don Meisner	54	Treasurer
Robert Norton	66	EVP/General Counsel/Secretary
Alastair Percival	42	Sr. VP/Director of Operations
Rick Bettle	62	Chairman and Director
Peter Huljich	32	Director
Mark Russell	52	Director
David Liptak	50	Director

Alessandro Sodi serves as a director and as our Chief Executive Officer and President.  Before our founding, since 1998, Mr. Sodi served as an officer of our predecessor entity, DBMS LLC, which was previously known as Manhattan Creative Partners, LLC (“MCP”).  Until 2003, when MCP moved its focus to corporate governance service delivery, it was a consulting firm specializing in software development and the Internet.  From 2001 to 2003 Mr. Sodi managed the development of software that would become the Diligent Boardbooks system.

Sharon Daniels serves as a director and as our Chief Marketing Officer.  From 1996 to 2003, Ms. Daniels was Managing Director of Manhattan Creative Strategies, a marketing firm.  Ms. Daniels created and maintains the Diligent global brand as well as the Diligent Boardbooks graphical user interface.  She has over 20 years experience in branding and strategic business development and has extensive international experience with technology and financial service companies.

Hunter Cohen serves as our Chief Financial Officer.  Before joining us in August 2008, for more than five years, he was an independent consultant specializing in startup and emerging growth companies, providing transition management.  In addition, Mr. Cohen has over 20 years of experience as a senior executive, having held executive-level positions at companies of varying sizes.  In 2003, he founded CoNeXus Software, Inc., a startup company in the social network advertising business.

Kevin Lawler is our Director of Finance, New Zealand.  Prior to joining us in 2004, he served as Senior Vice President - Finance of General Cable NZ, a subsidiary of the US based company.  Mr. Lawler has over 25 years of experience operating as a Senior Finance Executive.  He has extensive experience with international reporting and managing global cash.  Mr. Lawler resides in Christchurch, New Zealand.

Marc Daniels serves as our Executive Vice President, Licensing.  Prior to joining our predecessor entity, DBMS LLC in 2003, Mr. Daniels served as the COO of Flextronics Test.  Between 1997 and 2001, Mr. Daniels helped develop UGO.com, which is a website serving individuals engaged in internet gaming.  In addition to managing large companies, Mr. Daniels has established and run new businesses, including the founding in 1979 of CDA Computer Sales, a computer mail-order company.

Don Meisner is our Treasurer.  Mr. Meisner has a broad range of business experience including accounting, forecasting, budgeting, business analysis and systems implementation, with a particular emphasis on corporate compliance and financial reporting.  Prior to joining us in 2007, Mr. Meisner served as the Controller of the Lebermuth Company, Inc. from February 2002 through 2007, where he was responsible for all aspects of accounting, as well as legal and insurance issues.

Robert Norton serves as our General Counsel and Corporate Secretary.  Mr. Norton has been a practicing attorney for over 35 years, commencing his career at the law firm of Shearman & Sterling LLP in New York City.  Mr. Norton served as General Counsel of MasterCard International for over 15 years, where he was the head of the law department and was responsible for all legal matters addressed by the corporation.  For the last five years, Mr. Norton has been engaged as a sole practitioner in private practice and at times as a contract attorney.  Mr. Norton is also a director of the Westchester Mental Health Association in White Plains, New York.

Alastair Percival serves as a Senior Vice President and Director of Operations.  Mr. Percival joined Manhattan Creative Partners, which was the predecessor to DBMS NZ, in 2003.  He is responsible for managing the software development team in New Zealand, worldwide customer support, the account management teams and the U.S.-based IT services team.  He has been involved in technology for over 20 years, and started a technology and consulting company in 1997 (Telenet Services) that delivered a range of e-commerce and online applications through online subscriptions.    Prior to starting Telenet, he was a project manager for ICL Fujitsu Retail division, which provides stock management systems to supermarket chains in the United Kingdom.

Rick Bettle serves as the Chairman of our Board of Directors.  Mr. Bettle is an Accredited Fellow and Immediate Past President of the New Zealand Institute of Directors.  He is also a Graduate Fellow of the Australian Institute of Company Directors.  Mr. Bettle is currently Chairman of the Civil Aviation Authority of New Zealand, and ATTTO Ltd, and a Director of Southport Ltd and Goodman NZ, Revera Ltd.  He previously chaired the New Zealand Totalisator Agency Board for over eight years.  He has also previously chaired The Racing Industry Board, NZ Lamb Co., Capital Coast Health and Wrightson Finance.  Mr. Bettle was Managing Director of Wrightson from 1987 to 1991 and CEO of Alliance Group from 1991 to 1995.  From 1995 to 1998 he was head of the law firm Kensington Swan.

Peter Huljich serves as a member of our Board of Directors.  For the last five years, Mr. Huljich has served as Managing Director and Chief Investment Officer of Huljich Wealth Management, an independent, specialist funds management company based in Auckland, New Zealand.  He has over ten years of investment experience since joining the privately-held Huljich Group, which was created from the sale of Best Corporation to Danone Group in 1995.  Mr. Huljich also has an extensive background in, and familiarity with, the securities industry and Australian financial markets, which provides a valuable contribution to our Board.  Mr. Huljich is currently a Non Executive Director of New Zealand Finance Holdings Limited.

Mark Russell serves as a member of our Board of Directors.  Mr. Russell is a senior commercial partner of the New Zealand law firm Buddle Findlay, acting for a wide range of public and private companies and has extensive experience in corporate finance and structuring, and banking and insolvency.  He acts for a number of companies listed on NZX and NZAX, with particular emphasis on Listing Rules, compliance advice, initial listing and IPOs.  He gives banking and securities advice to New Zealand and overseas banks and overseas law firms, and he also provides advice to trustee companies and issuers on public securities issues and managed funds.  He is ranked as a leading individual in banking and finance in Asia Pacific Legal 500 2006/2007. Mr. Russell is also a Director of Landpower Holdings Limited.

David Liptak has served as a member of our board of directors since April 2, 2009 (NZ time).  Mr. Liptak is the founder and Managing Member of Spring Street Partners, L.P., which he formed in 1995, and a senior member of the Executive Committee of Spring Street Partners.  Spring Street Partners is an SEC registered broker/dealer and member of the NASD.  Mr. Liptak has over 15 years of investment experience since forming West Broadway Partners, Inc., an investment partnership that ultimately managed more than $700 million in investor capital in the West Broadway Partners group of funds until March 2005.  Mr. Liptak was responsible for all trading and management decisions for the West Broadway Partners group of funds, and was Chairman of the firm's Executive Committee.  Mr. Liptak closed his funds and left the firm in March 2005.  In March, 2005 Mr. Liptak began managing Spring Street Partners on a full time basis.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors.  The board is currently comprised of six directors, three of whom are independent.  Our bylaws (and in some cases, the New Zealand Stock Exchange listing rules) provide that:

•	We must have a minimum of five directors and a maximum of eleven directors, with at least two directors ordinarily resident in New Zealand and at least three independent directors;

•	Certain time limits apply for nominating directors;

•	Any person appointed as a director to fill a casual vacancy must retire from office at the next annual meeting but will be eligible for re-election;

•	All directors will be subject to removal from office by ordinary resolution of our shareholders;

•	All directors are subject to re-election annually;

•	A director who has a personal interest in any matter may not vote on a board resolution in respect of that matter;

•	The Board’s power to authorize payment of remuneration by us to a director in his or her capacity as a director is subject to prior approval by ordinary resolution of our shareholders; and

•	We must maintain an Audit Committee.

The Board meets regularly to direct management and will include sessions to consider the strategic direction and to review progress on our published projections and business plans.  The specific responsibilities of the Board include:

•	Working with management to set our strategic direction;

•	Monitoring and working with management to direct our business and financial performance;

•	Monitoring compliance and risk management;

•	Selection of a CEO and, where applicable, other executive officers;

•	Establishing and ensuring implementation of succession plans for senior management; and

•	Ensuring that effective disclosure policies and procedures are adopted.

The Board complies with the Company’s Code of Conduct.

Board Committees

The Board has two formally constituted committees of directors.  These committees review and analyze policies and strategies, usually developed by management, which are within their terms of reference.  The committees examine proposals and, where appropriate, make recommendations to the Board.  Committees do not take action or make decisions on behalf of the Board unless specifically authorized to do so by the Board.

Audit and Compliance Committee.  The Audit and Compliance Committee is responsible for overseeing our risk management (including treasury and financing policies), treasury, insurance, accounting and audit activities, and reviewing the adequacy and effectiveness of internal controls, meeting with and reviewing the performance of independent accountants, reviewing the consolidated financial statements, and making recommendations to the Board on financial and accounting policies.  The members of the Audit and Compliance Committee are Mark Russell (Chairman), Rick Bettle and Peter Huljich.  The Board of Directors has determined that Rick Bettle qualifies as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission rules.  The Audit and Compliance Committee is governed by a charter.

Remuneration and Nominations Committee.  The Remuneration and Nominations Committee is responsible for overseeing management succession planning, establishing employee incentive schemes, reviewing and approving (subject to board ratification) the compensation arrangements for the executive directors and senior management, and recommending to the Board the remuneration of Directors.  It is also responsible for recommending candidates for election to the Board of Directors. The Remuneration and Nominations Committee will consider director nominees recommended by shareholders, if properly submitted.  A shareholder nomination must be received by the corporate Secretary at least 90 days prior to the date of the prior year’s annual meeting proxy to be considered by the Committee.  The members of the Remuneration and Nominations Committee are Rick Bettle (Chairman), Mark Russell and Peter Huljich, each of whom is “independent” under the applicable New Zealand Exchange rules.  The Remuneration and Nominations Committee is governed by a charter.

Board and Committee Meetings.

The Board held 14 meetings during the fiscal year ended December 31, 2008 (“Fiscal 2008”).  During Fiscal 2008, the Audit and Compliance Committee held 3 meetings and the Remuneration and Nominations Committee held 2 meetings.  All of the directors attended at least 75% of the meetings of the Board of Directors during Fiscal 2008.  The Company’s policy is to ask directors to attend, in person or by video conference, the Annual Meeting of Shareholders.

Director Nomination Process; Shareholder Nominations.

Each year, the Remuneration and Nominations Committee meets to consider appropriate nominees for election by the shareholders as directors of the Corporation in accordance with the committee’s charter.  The committee reviews the candidacy of currently sitting directors for consideration for re-election at the upcoming Annual Meeting of Shareholders.  In addition the committee considers any potential new additions to the board based upon the committee and the board’s perceived need for a particular expertise and experience on the board.  Furthermore, the committee will consider any candidate who is nominated by one or more shareholders of the Company.  With respect to candidates nominated by shareholders, any such nominees candidacy must be submitted to the committee by delivery to the Corporate Secretary at least 90 days prior to the date of the prior year’s annual meeting proxy.  As stated in the committee’s charter, the committee must be given sufficient background information about the proposed nominee to enable the committee to evaluate the nominee as a possible director.  Among the qualifications that will be evaluated by the committee are the experience of the nominee with corporations and their workings by having held a senior management position in a corporation or by having extensively advised corporations as either an accountant or lawyer.  In addition, the Corporation will consider the reputation of the individual in his or her local community.  Finally, the committee will consider whether the proposed nominee has a skill set or expertise that is needed on the board.  The committee strives to identify and propose nominees who will, working together with other directors, provide the Corporation the most favorable opportunity for success in managing the Company’s affairs.

Shareholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Remuneration and Nominations Committee, in care of the corporate Secretary, at 39 West 37th Street, New York, New York 10018, on or before January 29, 2010.  In addition to the name of the candidate, a shareholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•
if not the record owner, a written statement from the record owner of the shares that verifies the recommending shareholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending shareholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee, if nominated, and to serving as a director, if elected; and

•
pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Audit and Compliance Committee Report.

The Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and Holtz Rubenstein Reminick, our independent auditors.  The Audit and Compliance Committee has also discussed and reviewed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 114, as amended, “The Auditors Communications with those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board, which relates to the auditor’s judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526 “Communication with Audit Committees Concerning Independence” as adopted by the Public Company Accounting Oversight Board, which relates to the auditor’s independence from the Company and its subsidiaries.  The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor's independence and has discussed with Holtz Rubenstein Reminick LLP the independence of the firm.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.  Also, the Committee recommended that Holtz Rubenstein Reminick LLP be appointed the Company’s auditors for fiscal year 2009.

This report is made over the name of each continuing member of the Audit and Compliance Committee at the time of such recommendation, namely: Mark Russell (Chairman), Rick Bettle and Peter Huljich.

Remuneration and Nominations Committee Interlocks and Insider participation.

No member of the Remuneration and Nominations Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Remuneration and Nominations Committee Report.

The Remuneration and Nominations Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of the forms received by it during the period from June 30, 2008 (effective date of our registration) to December 31, 2008 and written representations that no other reports were required, the Company believes that no person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company’s common stock failed to comply with all Section 16(a) filing requirements during such fiscal year.

Code of Conduct

We have a written Code of Conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer and Treasurer.  The full text of our Code of Conduct is published on our website at www.boardbooks.com under the “Investor Center-Corporate Governance” caption.  We will disclose any future amendments to, or waivers from, certain provisions of the Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Treasurer on our website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In addition to base compensation, the Company has a Stock Option and Incentive Plan pursuant to which Company can issue Stock Options or Restricted Stock to employees, Directors and consultants.  It is the Company’s compensation philosophy to establish compensation at levels which will attract, motivate and retain executive officers and link executive pay with performance.  The Company believes in rewarding its officers and employees for a job well done by paying fair compensation for the services provided.  The Company has previously made Restricted Stock awards to employees.  There are currently no outstanding Stock Options and all Restricted Stock previously awarded will have vested as of May 1, 2009.  The Company anticipates issuing Stock Options under the Plan in the future to incentivise excellent performance and achievement of the Corporation’s long term goals by its employees.  To achieve the Company’s long term goals, employees will have to work together as a team and future stock awards will substantially reflect the extent to which each employee has achieved this objective.  As indicated in the Tables below, no named executive has been awarded a Stock Option or Restricted Stock award to date.

The table below summarizes information concerning compensation for the twelve months ended December 31, 2008 and the three months ended December 31, 2007, of those persons who were at December 31, 2008, and December 31, 2007, respectively: (i) our Chief Executive Officer and (ii) our two other most highly compensated executive officers.  We refer to these officers as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)

Alessandro Sodi	2008	323,663	-	-	-	5,982	329,645
Chief Executive Officer (CEO)	2007	66,000	-	-	-	4,112	70,112

Brian Henry	2008	299,868	-	-	-	1,496	301,364
Global Sales Channel Partner Director	2007	82,500	-	-	-	-	82,500

Sharon Daniels	2008	260,700	-	-	-	5,982	266,682
Chief Marketing Officer	2007	66,000	-	-	-	1,326	67,326

(1)
Mr. Henry served as Chief Executive Officer until December 12, 2007, when he was appointed Global Sales Channel Partner Director.  On March 12, 2009, Mr. Henry resigned from this position and terminated his employment with the Company.  Mr. Sodi was appointed Chief Executive Officer on December 12, 2007.

(2)
Amounts shown (if any) represent the compensation expense we recognized in 2007 and 2008, respectively, related to stock and option awards in accordance with Statement of Financial Accounting Standards No. 123(R).

(3)	All other compensation represents amounts paid for health benefits.

Equity incentives granted to our executives to date were restricted stock awards only.  Our executives do not participate in any other long or short-term incentive plans.

We are currently authorized to issue equity awards under our 2007 Stock Option and Incentive Plan.  Awards under our 2007 Plan may be in the form of incentive stock options, non-qualified stock options and restricted stock awards.

DIRECTOR COMPENSATION
YEAR ENDED DECEMBER 31, 2008

The following table provides each element of compensation paid or granted to each director, who is not also a named executive officer, for service rendered during the year ended December 31, 2008.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	All other compensation ($)(2)	Total ($)
Edward Charlton (3)	50,699	-	-	-	50,699
Rick Bettle	48,507	-	-	-	48,507
Peter Huljich	46,040	-	-	-	46,040

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	All other compensation ($)(2)	Total ($)
Kevin Lawler (3)	-	-	-	207,801	207,801
Mark Russell	46,040	-	-	83,281	129,321
Guy Saxton (3)	46,559	-	-	-	46,559

(1)	The amounts shown represent fees in U.S. dollars. Mr. Charlton was paid in GBP, Mr. Saxton in Euros and Messrs. Bettle, Huljich, Lawler and Russell in NZD.

(2)
Includes payment of legal fees by us for services rendered to Buddle Findlay, of which Mr. Russell is a partner.  It also includes salary compensation and bonus for the year ended December 31, 2008 for Mr. Lawler.  Mr. Lawler received a non-interest bearing loan from the Company which was repaid via a bonus of $72,922 awarded to him by the Diligent Board of Directors and applied directly to the outstanding loan balance.

(3)	Messrs. Charlton, Lawler and Saxton resigned from our Board of Directors in December 2008. Our Board of Directors is currently operating with six directors.

The aggregate directors’ fees for our independent directors was fixed at a total of approximately $320,000 per year.  However, subsequent to May 30, 2008, the directors have voluntarily taken a temporary reduction to approximately $160,000 per year.  We do not intend to pay directors’ fees to the employee directors or other non-independent directors in the foreseeable future.  The directors are also entitled to be paid for all reasonable travel, accommodation and other expenses incurred by them in connection with their attendance at board or shareholder meetings, or otherwise in connection with our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock and Series A Preferred stock as of April 1, 2009 by:

•	Each person who is known to us to be the beneficial owner of 5% or more of our common stock;

•	Each of our directors;

•	Each of our named executive officers, Brian Henry, Alessandro Sodi and Sharon Daniels; and

•	All of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power or investment power with respect to the securities held.  Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of April 1, 2009 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.  Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock and preferred stock shown as beneficially owned by them.  Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless otherwise indicated, the principal address of each of the persons below is c/o Diligent Board Member Services, Inc., 39 West 37 St. 8th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares (2)
Officers and Directors
Brian Henry, former Global Sales Channel Partner Director (3)(6)	13,338,997	11.1%
Sharon Daniels, Director, CMO (4)(6)	12,154,619	10.1%
Alessandro Sodi, Director, CEO, President (6)	4,050,128	3.4%
Peter Huljich, Director (5)	3,906,884	3.2%
Rick Bettle, Director	50,000	*
Mark Russell, Director	50,000	*
David Liptak, Director (7)	22,387,263	18.6%
All directors and named officers as a group (7 persons)	55,937,891	46.4%

5% Security Holders
Services Share Holding, LLC (6)	21,720,237	18.0%
Spring Street Partners, L.P.(7)	22,387,263	18.6%
Carroll Capital Holdings, LLC (6)(8)	21,855,339	18.1%

(1)
Includes (i) stock held in joint tenancy, (ii) stock owned as tenants in common, (iii) stock owned or held by spouse or other members of the nominee's household, and (iv) stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock.

(2)
Percentages are based on 90,440,000 shares of common stock outstanding and 30,000,000 shares of Series A Preferred Stock outstanding as of April 1, 2009.  The Series A Preferred Stock is convertible at the holder’s option into common stock at any time.

(3)
Includes (i) 12,622,924 shares beneficially owned jointly by the Brian Henry Living Trust, Brian Henry trustee, and the Kiri Borg Living Trust, Kiri Borg trustee, (ii) 649,406 shares beneficially owned by the Borg Henry Family Grandchildren’s Trust, of which Kiri Borg is trustee and (iii) 66,667 shares beneficially owned by the Clifton Trust, of which Brian Henry is trustee.

(4)	Includes (i) 6,080,287 shares beneficially owned by Sharon Daniels and (ii) 6,074,332 shares of common stock beneficially owned by Sharon Daniels through S.K. Daniels Holdings, Inc.

(5)	Includes (i) 50,000 shares held of record by Peter Huljich and (ii) 3,856,884 shares beneficially owned through the PRH Trust, of which Mr. Huljich is the trustee.

(6)
Services Share Holding, LLC (“SSH”), formerly known as Diligent Board Member Services (“DBMS LLC”), has a principal address of 335 Rust Avenue, Westhampton Beach, New York 11978.  The direct and indirect members of SSH include the Brian Henry Living Trust, the Kiri Borg Living Trust, the Borg Henry Family Grandchildren’s Trust, Sharon Daniels, S.K. Daniels Holdings, Inc., Carroll Capital Holdings, LLC and Alessandro Sodi.  Although no single direct or indirect member of SSH has the power to direct the voting or disposition of the shares held by SSH, the shares held through SSH by such members are included in their totals listed above to the extent of their pecuniary interest therein.  All 21,720,237 shares held by SSH are pledged to us to secure its $6,800,000 promissory note payable to us.  Corcoran Consulting, LLC has pledged an additional 892,500 shares directly to us to secure the note.  See “Certain Relationships and Related Transactions.”

(7)
Spring Street Partners, L.P.’s principal address is 515 Madison Avenue, 22nd Floor, NY, NY 10022.  David Liptak is the founder, managing member and a senior member of the Executive Committee of Spring Street Partners, L.P.  Spring Street Partners, L.P.’s holdings include (i) 20,000,000 shares of Series A Preferred Stock and (ii) 2,387,263 shares of common stock.

(8)
Carroll Capital Holdings, LLC’s principal address is 94 Long Pond Road, Hewitt, New Jersey 07421.  Carroll Capital Holdings, LLC’s holdings include (i) 10,000,000 shares of Series A Preferred Stock, and (ii) 11,855,339 shares of common stock.

We are not aware of any arrangements involving our stockholders, the operation of which would result in a change of control.

Securities authorized for issuance under equity compensation plans.

As of December 31, 2008, no shares of common stock are issuable by us upon the exercise of options, warrants and rights under any equity compensation plan, except as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-	-	5,560,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with promoters and certain control persons

Under Rule 405 promulgated under the Securities Act of 1933, DBMS LLC, Brian Henry, Kiri Borg, Sharon Daniels, Alessandro Sodi, Carroll Capital Holdings, LLC, and Ken Carroll may be deemed “promoters” of the Company.  Under SEC Regulation S-K, the Company is required to make certain disclosures about persons that are deemed promoters.

DBMS LLC is controlled by its majority member, Diligent Partners LLC (now known as North American Financial Partners, LLC).  Diligent Partners LLC is majority owned by Brian Henry, Kiri Borg, Sharon Daniels, Alessandro Sodi, Carroll Capital Holdings, LLC and Ken Carroll (the “Founders”).

On January 1, 2007, DBMS LLC acquired various leased furniture and equipment assets related to the Boardbooks business from Manhattan Creative Strategies, LLC (“MCS”) and MSO New York, LLC, each of which is a subsidiary of Diligent Partners LLC.  DBMS LLC did not give consideration for these assets other than the assumption of certain contracts.  The assets were transferred to DBMS LLC to better reflect the use of the assets on a going-forward basis.  The transfer was approved by Diligent Partners, LLC as the common parent of the entities involved.

On December 12, 2007, the Company completed an offshore offering of 24,000,000 common shares to members of the public in conjunction with a listing of the Company’s stock on the New Zealand Stock Exchange.  Because the New Zealand offering required that the Boardbooks business be owned by a corporation rather than a limited liability company, on October 1, 2007, DBMS LLC contributed all of the assets and certain of the liabilities relating to the Boardbooks business to the Company in exchange for 68,484,611 shares of the common stock of the Company.  As DBMS LLC owned 100% of the Company following the contribution, no valuation or determination of the number of shares issued to DBMS LLC under the Contribution Agreement was performed independent of the valuation of the business in the context of the New Zealand offering as discussed below.  The Founders, as beneficial owners of Diligent Partners LLC (the majority owner of DBMS LLC), received indirect beneficial ownership of Company common stock in exchange for the Boardbooks assets, which ownership is summarized above under “Security Ownership of Certain Beneficial Owners and Management.”

Using the valuation of approximately $75 million implied at the time of the New Zealand offering, under the Contribution Agreement (Exhibit 10.1 to our Annual Report on Form 10-K), DBMS LLC, which is indirectly beneficially owned by the Founders, received shares representing approximately 66% of the Company or $50 million, with 14 million shares being subject to the revenue guarantee provided by the Founders in connection with the New Zealand offering that were subsequently canceled in January 2009 when the revenue guarantee was not satisfied.  An additional 25 million shares have been pledged to secure DBMS LLC’s $6.8 million promissory note payable to us, of which 2,387,263 were sold on March 30, 2009 in a private transaction to pay interest due on the note and 22,612,737 of which remain pledged to us.

Other than McDouall Stuart, the lead manager for the Company’s New Zealand offering, no other persons were engaged to make a determination of the valuation of the business contributed by DBMS LLC to the Company.  In determining a valuation of the Company for the New Zealand offering, McDouall Stuart used its experience with comparable companies doing stock offerings in the New Zealand market.  McDouall Stuart received a total of NZ$1,340,000 in underwriting discounts and fees in connection with the offering.  Other than the shares received by DBMS LLC under the Contribution Agreement, the $6.8 million loan made to DBMS LLC  or as described above in the Executive Compensation discussion with respect to Founders who are officers of the Company, DBMS LLC and the Founders did not receive anything of value from the Company.

Transactions Since Fiscal Year 2005

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations), the stock awards described therein and the transactions described below, since January 1, 2006, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Legal Services.  Buddle Findlay is a law firm that provides legal services to the Company in New Zealand.  Mark Russell, a director of the Company, is a partner of the law firm.  The Company paid Buddle Findlay approximately $83 thousand and $124 thousand for the year ended December 31, 2008 and the three months ended December 31, 2007, respectively.

Consulting Agreement with Sugar International.  At an April 24, 2008 meeting, our Board of Directors approved a contract for sales training provided by a consultant from Sugar International Ltd.  Mr. Huljich, a director of the Company, is a director and stockholder of Sugar International and his relationship with Sugar was disclosed to the board prior to the vote on the contract. For the year ended December 31, 2008, we have paid Sugar approximately $185 thousand for consulting services.

Contribution Agreement. On October 1, 2007, we entered into a Contribution Agreement with DBMS LLC, under which DBMS LLC contributed assets and certain liabilities relating to the Diligent Boardbooks business, including accounts receivables, prepaid expense, property and equipment, security deposits, capital lease obligations and deferred revenue, as a contribution to our capital.  DBMS LLC is our accounting predecessor and the members of DBMS LLC include many of our significant stockholders, directors and officers (See “Security Ownership of Certain Beneficial Owners and Management”).

Loan to DBMS LLC (the “Note”).  In connection with the contribution of assets relating to Diligent Boardbooks, DBMS LLC retained approximately $6.8 million in liabilities incurred during the development of the Diligent Boardbooks business.  These liabilities included approximately $3.1 million in loans from third parties to fund the development of the Diligent Boardbooks business, of which $0.5 million were held by Promoters.  We advanced approximately $6.8 million to or on behalf of DBMS LLC, of which approximately $3.7 million was used to satisfy certain liabilities retained by DBMS LLC and an additional approximately $3.1 million was used by the holders of DBMS LLC liabilities to subscribe for shares of our common stock for $0.75 per share in a private placement conducted on December 10, 2007.  The holders who reinvested in the Company were development stage investors in DBMS LLC who elected to continue their investment in the future growth of the business by continuing their existing investment in DBMS LLC over to an investment in shares of common stock of the Company.  The reinvestment was approved by the governing body of DBMS LLC and by the Board of Directors of the Company on the basis that it increased the cash available to the Company to fund the Company’s operations by $3.1 million and was fair to the purchasers in the New Zealand offering because it was at the same price per share as shares were sold in the New Zealand offering.  Under the terms of the subscription agreements between such holders of DBMS LLC liabilities and us, the subscribers directed us to apply the cash that would otherwise have been advanced to DBMS LLC under the Note and then paid to such subscribers by DBMS LLC to the amount due under the subscription agreements.  The terms of the Note are as follows:

•	The interest rate is five percent per annum;

•
DBMS LLC has granted a first-lien pledge on 22,612,737 of our shares as of April 1, 2009 to secure repayment, which includes 892,500 shares pledged directly by Corcoran Consulting LLC.  Corcoran Consulting LLC pledged the 892,500 shares directly because it elected to do so rather than by contributing the shares to DBMS LLC and then including them in the shares pledged by it.  The pledged shares do not secure any other obligations;

•	The principal amount of the loan is repayable after three years (on October 1, 2010); and

•	Interest is required to be paid quarterly, but may be capitalized at the election of DBMS LLC for the first four quarters.

On March 30, 2009, DBMS LLC sold 2,387,263 pledged shares to Spring Street Partners, L.P. in a private transaction valued at $0.075 per share, or $179,045 in the aggregate.  The proceeds were applied against the note interest payment due April 1, 2009 and will be applied against the next interest payment when due July 1, 2009.  As a result, the number of shares securing the note is now 22,612,737.  Using the NZ$ 0.20 closing price of our stock on April 21, 2009 and an exchange rate on that date of NZ$1=US$0.57, the value of the remaining shares pledged to secure the loan is $2,577,852.  If the market value of our stock owned by DBMS LLC does not appreciate sufficiently to allow DBMS LLC to generate sufficient funds at or prior to maturity of the note to pay the principal and accrued interest, the note may not be fully collectible. To our knowledge, DBMS LLC has no operations other than acting as a holding company for shares of our stock.  We have recognized a $5.8 million impairment charge with respect to the note as of December 31, 2008 to reflect market conditions regarding our common stock.

If we are unable to collect the note receivable when due or if it is determined to be further impaired in its value, the shortfall would decrease our earnings in the period in which the shortfall is recognized.  If we foreclose upon the shares securing the note, the shares will be treated as treasury shares held by us and would have the effect of decreasing the number of outstanding shares of our common stock by the number of foreclosed shares.

Purchase of Shares in New Zealand Offering by Huljich Trusts.  Approximately $2.4 million was loaned to DBMS LLC prior to the New Zealand offering by Peter Huljich, a Diligent director, and certain family and other trusts that he is involved with, to fund pre-offering operations.  These obligations were settled by delivery of common shares at $0.75 per share in a private placement conducted on December 10, 2007.

Research and Development Expense.  We incurred research and development costs of $1.2 million for services rendered during 2007 by DBMS NZ (formerly known as MSO New Zealand Ltd.), which was under common ownership with DBMS LLC.  As of January 1, 2008, we acquired all of the stock of DBMS NZ for NZD5,000 and from that date forward it was a member of our consolidated group.  During 2006, we incurred research and development costs of $452 thousand for services rendered by MSO.

Marketing Expense.  During the year ended December 31, 2006, we incurred marketing expenses of approximately $189 thousand to MCS.

Consulting Expense.  During the nine months ended September 30, 2007 we incurred $373 thousand for general and administrative services rendered by Fund Development Services, LLC, a company owned by Brian Henry and Kiri Borg, members of Diligent Partners, which is controlled by our Founders.

Office Lease.  We sublease, on a month-to-month basis, our New Jersey office from Diligent Partners.  The lease for the New Jersey office, which requires a monthly rent of $4,450, expires in June 2010 and may be canceled at any time after June 2008 with six months notice.  In November 2008, the Company gave notice of its intent to terminate the lease for the New Jersey office.  Additionally, the Company and the Predecessor subleased office space in New York City from Diligent Partners through April 2008.  Rent expense paid to Diligent Partners for the nine months ended September 30, 2008, the year ended December 31, 2007, and the year ended December 31, 2006 was approximately $70 thousand, $110 thousand, and $56 thousand, respectively.

Sale of Series A Preferred Stock.  On March 11, 2009, the Company closed a transaction involving the sale of the Company’s Series A Preferred Stock.  Ten million shares of Series A Preferred Stock were issued to current shareholder Carroll Capital Holdings, LLC in exchange for $1,000,000.  Twenty million shares of Series A Preferred Stock were issued to Spring Street Partners, L.P. in exchange for $2,000,000.  David Liptak, the president of the managing partner of Spring Street Partners, L.P., is a member of the Board of Directors.

We have adopted an Audit and Compliance Committee Charter that governs review of related party transactions by our Audit Committee.  In addition, we comply with Delaware law with respect to transactions involving potential conflicts.  Delaware law requires that all transactions between us and any director or executive officer are subject to full disclosure and approval of the majority of the disinterested members of our Board of Directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us.

Director Independence

Our common stock is listed on the New Zealand Stock Exchange and the Board of Directors applies the standards of that exchange for the purposes of determining the independence of our directors and committee members.  The relevant standards for independence under the New Zealand Stock Exchange listing rules (the “NZX Rules”) are available at the following web link: http://www.nzx.com/asset/sxdx_lr_1.pdf.

The Board of Directors has determined that Rick Bettle, Peter Huljich, and Mark Russell are independent according to the “Independent Director” definition of the NZX Rules.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

In June 2008 the Board of Directors appointed Holtz Rubenstein Reminick LLP, independent registered public accounting firm, to audit our consolidated financial statements for the nine months ended September 30, 2007, the three months ended December 31, 2007, and the year ended December 31, 2008, as well as for those periods of the predecessor included in the registration statement on Form 10 filed with the SEC.  The Board has voted to appoint Holtz, Rubenstein Reminick LLP as the auditor for the fiscal year ending December 31, 2009.  The shareholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board of Directors’ decision in this regard.  A representative of Holtz Rubenstein Reminick LLP is expected to be present by video conference at the Annual Meeting.  If so present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Prior to June 2008, KPMG, Wellington, New Zealand was engaged to audit our consolidated financial statements for the three months ended December 31, 2007 and those of our predecessor for the Company’s initial public offering in New Zealand.

The following table shows fees billed for audit and other services provided by Holtz Rubenstein Reminick LLP and KPMG, Wellington, New Zealand.

A summary of fees by respective accounting firm is as follows:

	2008	2007
Holtz Rubenstein Reminick LLP		-
Audit Fees(1)	$198,414	-
Audit Related Fees	-	-
Tax Fees(3)	7,634	-
All Other Fees	-	-
Total Fees	$206,048	$-

KPMG, New Zealand
Audit Fees(1)	$52,466	$37,435
Audit Related Fees(2)	-	33,146
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$52,466	$70,581

(1)
Audit Fees represent fees for professional services provided in connection with the audits and the reviews of our consolidated financial statements for the periods ended September 30, 2008; June 30, 2008, December 31, 2007; September 30, 2007; and December 31, 2006; including services rendered in connection with statutory or regulatory filings.

(2)
Audit-Related Fees consist of charges for the review of other information, including prospective information, included in the prospectus prepared in connection with the Company’s initial public offering in December 2007.

(3)	Tax Fees consist of fees billed for professional services for tax advice and tax planning.

The Audit Committee selected Holtz Rubenstein Reminick LLP to serve as the Company's independent accountants after considering Holtz Rubenstein Reminick LLP’s independence and effectiveness.  The Audit Committee pre-approves all audit and non-audit services to be performed by Holtz Rubenstein Reminick LLP and the fees and other compensation to be paid to Holtz Rubenstein Reminick LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of Holtz Rubenstein Reminick LLP. One hundred percent (100%) of the non-audit services provided by Holtz Rubenstein Reminick LLP were pre-approved by the Audit Committee.

Submission of the selection of the independent auditors to the shareholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as our independent auditors if the present auditors resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for ratification and approval of the selection of Holtz Rubenstein Reminick LLP as the Company’s independent Auditors for the fiscal year ending December 31, 2009 (resolution 6 on the proxy card).

OTHER BUSINESS AT THE MEETING

A Proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to March 14, 2009.  The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement.  If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

Each shareholder has previously received the Company's 2008 Annual Report including financial statements for the year ended December 31, 2008.  Upon written request to the corporate Secretary of the Company at 39 West 37th Street, 8th Floor, New York, NY 10018, by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2008 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting shareholder.  The Form 10-K may also be obtained through the Internet at www.boardbooks.com.

COMMUNICATIONS FROM SHAREHOLDERS

Although the Company does not have a formal policy concerning shareholders communicating with the Board or individual directors, shareholders may send communications to the Board at the Company’s business address at 39 West 37th St., 8th Floor, New York, New York 10018, attention Office of the Secretary.

Upon receipt of a communication for the Board or an individual director, the Secretary will promptly forward any such communication to all the members of the Board or the individual director, as appropriate.  If a communication to an individual director deals with a matter regarding the Company, the Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual director.

Although neither the Board nor a specific director is required to respond to a shareholder communication, responses will generally be provided, subject to the following procedures and limitations.  To avoid selective disclosure, the Board or the individual directors may respond to a shareholder's communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Secretary or other advisors, as the Board determines appropriate;

•	indirectly through the office of the Secretary or other designated officer, following consultation with the Secretary or other advisors, as the Board determines appropriate;

•	directly, without additional consultation; indirectly through the office of the Secretary or other designated officer, without additional consultation; or

•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the shareholder.  The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the Secretary or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate.  In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2010 annual meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive office, at the following address: 39 West 37th St., 8th Floor, New York, New York 10018, Attention: Secretary, no later than December 28, 2009 (120 days before the date of this year’s Annual Meeting Proxy).

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2010 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by March 14, 2010 (45 days before the date of this year’s Annual Meeting Proxy) for it to be considered timely received.  If notice of a shareholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management's beliefs and expectations about the future.  We have identified forward looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend."  Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed by us with the Securities and Exchange Commission.  Therefore, these types of statements may prove to be incorrect.

—————————

We have not authorized anyone to give any information or make any representation about the two proposals or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely upon it.

By Order of the Board of Directors,

Alessandro Sodi
President and Chief Executive Officer
New York, New York
April 28, 2009

Exhibit A

The Annual Meeting of Shareholders of Diligent Board Member Services, Inc. will be held at the Conference Centre, AUT Tech Park, Ground Floor, Stephenson House, 585 Great South Road, Penrose, Auckland, New Zealand at 11.00 am on May 29, 2009 (New Zealand time).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY FORM / ADMISSION CARD If you propose to ATTEND the annual meeting, please bring this Admission Card / Proxy Form intact to the annual meeting as the barcode is required for registration at the meeting.

PROXY FORM (FOR USE IF YOU ARE UNABLE TO ATTEND THE MEETING)

If you DO NOT propose to ATTEND the annual meeting please complete and sign the Proxy Form and Voting Instructions below (keep intact), and lodge it, to be received by Diligent Board Member Services, Inc.’s (the Company) share registry, Link Market Services, no later than 11.00 am on 27 May 2009 (New Zealand time) for holders residing in New Zealand and countries other than the USA.  Holders residing in the USA need to lodge their proxies by no later than 5.00 pm on 26 May 2009 U.S. time.  Proxies need to be lodged as per the instructions on the reverse of this form.

You can also appoint your proxy and vote on the resolutions below online, as per the instructions on the reverse of this proxy form.  The “Chairperson of the Meeting” is willing to act as proxy for any shareholder who wishes to appoint him for that purpose.  To do so, please check the box with tick.

I/We being a shareholder(s) of Diligent Board Member Services, Inc.
Hereby appoint    The Chairperson of the Meeting_________________                                          (Tick)      ☐

Or failing that person    _________________________________________      of      _____________________________
                                                                   (full name of proxy)                                                       (full address)

as my/our proxy to vote for me/us on my/our behalf at the Annual meeting of the Company to be held on 11.00 am on 29 May 2009 and at any adjournment of that meeting.

VOTING INSTRUCTIONS

Ordinary Business: This form is to be used to vote as follows on the following resolutions:		Tick (✓) in box to vote
Resolutions:		For	Against	Abstain	Discretion
1.	To elect Alessandro Sodi to the Board of Directors.	☐	☐	☐	☐
2.	To elect Sharon Daniels to the Board of Directors.	☐	☐	☐	☐
3.	To elect Peter Huljich to the Board of Directors.	☐	☐	☐	☐
4.	To elect Rick Bettle to the Board of Directors.	☐	☐	☐	☐
5.	To elect Mark Russell to the Board of Directors.	☐	☐	☐	☐
6.	To ratify Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐	☐

And to vote on any resolutions to amend any of the resolutions, on any resolution so amended, and on any other resolution proposed at the meeting (or any adjournment thereof).  Unless otherwise instructed as above, the proxy will vote “FOR” each such resolution.  The proxy is appointed only in respect of the above meeting or any adjournment thereof.

Signed this	day of	2009

Signature / s
All shareholders must sign

Contact name	Daytime contact number:

NOTES:

1	Only holders who were registered as holders in Diligent Board Member Services Inc. on the record date of 14 April, 2009, are entitled to attend and vote at the Annual Meeting.

2
A shareholder entitled to attend and vote is entitled to appoint a proxy or, in the case of a corporate shareholder, a representative to attend and vote instead of him/her and that proxy or representative need not also be a shareholder.

3
This Proxy Form must be signed by the shareholder or his/her/its attorney duly authorised in writing.  In the case of a joint shareholding, this Proxy Form must be signed by each of the joint shareholders (or their duly authorised attorney).  In the case of a corporate shareholder, this Proxy Form must be signed by a director or a duly authorised officer acting under the express or implied authority of the shareholder, or an attorney duly authorised by the shareholder.

4
This Proxy Form and the power of attorney or other authority, if any, under which it is signed, or a copy of that power or authority certified by a Solicitor, Justice of the Peace or Notary Public must be lodged to be received at the office of Link Market Services Limited, in any manner as per the instructions below, not later than 11.00 am on 27 May 2009 New Zealand Time.  To enable holders residing in the USA to lodge their proxies on time, USA holders must lodge their proxies with Link Market Services by no later than 5.00 pm 26 May 2009 U.S. time.

5
If you return this form without directing the proxy how to vote on any particular matter, the proxy may vote for the proposals and any other matter properly raised during the meeting.  If you return this form without appointing a proxy, your votes will be cast by the Chairperson of the Meeting.

6	If you have any questions regarding your voting please call the Link Market Services helpline on: +64 9 375 5998 between 8.30am and 5.00pm (New Zealand time).

PLEASE RETURN YOUR COMPLETED PROXY FORM TO LINK MARKET SERVICES LIMITED, IN ONE OF THE FOLLOWING WAYS:

Mail:	New Zealand:
If mailing Proxy Form from within New Zealand, please use the reply-paid envelope provided.

Outside New Zealand (excluding USA):

 If mailing Proxy Form from outside New Zealand (excluding the USA), place in an envelope, address to Link Market Services Limited, PO Box 91976, Victoria Street West, Auckland, 1142, New Zealand, and affix the necessary postage from the country of mailing.

USA:

If mailing your Proxy Form from within the USA, please place in an envelope, affix the necessary postage and mail to:   Diligent Board Member Services, Inc., 39 West 37th Street 8th Floor, New York, NY 10018 Attention:  Corporate Secretary.

Deliver:	Link Market Services Limited, Level 12, 120 Albert Street, Auckland.

Fax:	+ 64 9 375 5990

Scan & email :	Lmsenquiries@linkmarketservices.com (please put the words “Diligent Proxy Form” in the subject line for easy identification).

Online vote:
Appoint your proxy and vote online please go the Link Market Services website:  www.linkmarketservices.com and click on the Diligent Annual Meeting icon on the right-hand side of the screen, and simply follow the instructions.